      MASSACHUSETTS ELECTRIC COMPANY
Balance Sheet
At March 31, 2000
(Unaudited)

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
ASSETS
------
                         (In Thousands)
Utility plant, at original cost     $1,711,105
     Less accumulated provisions for depreciation     555,410
                         ----------
                         1,155,695
Construction work in progress     11,275
                         ----------
          Net utility plant     1,166,970
                         ----------
Current assets:
     Cash          4,776
     Accounts receivable:
          From sales of electric energy      198,227
          Other (including $5,785,000 from affiliates)     6,150
               Less reserves for doubtful accounts     11,111
                         ----------
                         193,266
     Materials and supplies, at average cost     9,562
     Prepaid and other current assets     1,488
                         ----------
               Total current assets     209,092
                         ----------
Total goodwill, net of amortization     816,966
Deferred charges and other assets     131,985
                         ----------
                         $2,325,013
                         ==========
CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common stock, par value $25 per share, authorized
          and outstanding 2,398,111 shares     $   59,953
     Other paid-in capital     1,255,073
     Retained earnings (deficit)     (752)
                         ----------
               Total common equity     1,314,274
     Cumulative preferred stock     10,674
     Long-term debt      332,527
                         ----------
               Total capitalization     1,657,475
                         ----------
Current liabilities:
     Long-term debt due within one year     15,000
     Short-term debt to affiliates     35,725
     Accounts payable (including $62,723,000 to affiliates)     171,677
     Accrued liabilities:
          Taxes     22,974
          Interest     7,628
          Other accrued expenses     60,531
     Customer deposits     3,118
     Dividends payable     155
                         ----------
               Total current liabilities     316,808
                         ----------
Deferred federal and state income taxes     165,645
Unamortized investment tax credits     13,043
Other reserves and deferred credits     172,042
                         ----------
                         $2,325,013
                         ==========

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